Exhibit 99.1

PROXY

GUARANTY FINANCIAL CORPORATION

Special Meeting of Shareholders

To Be Held on April 22, 2004

This Proxy is solicited on behalf of the Board of Directors

The undersigned, revoking all prior proxies, hereby constitutes and appoints Douglas E. Caton and Oscar W. Smith Jr., as proxies, and each or either of them, with full power of substitution, and hereby authorizes them to represent the undersigned at the special meeting of shareholders of Guaranty Financial Corporation (“Guaranty”) to be held on Thursday, April 22, 2004, at 10:00 a.m. at Glenmore County Club, located at 1750 Piper Way, Keswick, Virginia, and at any adjournments or postponements thereof, with all power then possessed by the undersigned, and to vote, at that meeting or any adjournment or postponement thereof, which the undersigned would be entitled to vote if personally present in the manner specified below.

1.	Approval of the Agreement and Plan of Reorganization, dated as of December 18, 2003, by and between Union Bankshares Corporation (“Union”) and Guaranty, and a related Plan of Merger (together, the “merger agreement”), providing for the merger of Guaranty with and into Union upon the terms and conditions therein.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	Approval of the adjournments of the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	In their discretion, on such other business as may properly come before the special meeting or any adjournments or postponements of the meeting.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2, AND AT THE DISCRETION OF THE PROXY HOLDER UPON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENT THEREOF. ALL JOINT OWNERS MUST SIGN. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

Dated: , 2004
Signature of Shareholder

Signature of Shareholder

Please check if you plan to attend the Shareholders’ Meeting on April 22, 2004